UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: (Date of earliest event reported): November 28, 2018 (November 26, 2018)

TRONOX LIMITED
(Exact name of registrant as specified in its charter)

Western Australia, Australia (State or other jurisdiction of incorporation)	001-35573 (Commission File Number)	98-1026700 (IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100 Stamford, Connecticut 06901		Lot 22 Mason Road Kwinana Beach, WA 6167 Australia

(Address of principal executive offices, including zip code)

(203) 705-3800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 1.01 Entry into a Material Definitive Agreement.

On November 26, 2018, Tronox Limited (“Tronox” or the “Company”) and certain of its subsidiaries (collectively, the “Tronox Parties”) and Exxaro Resources Limited (“Exxaro”) entered into the Exxaro Mineral Sands Transaction Completion Agreement (the “Completion Agreement”).  The Completion Agreement provides for the orderly sale of Exxaro’s remaining 24 percent ownership interest in the Company during 2019, facilitates the re-domiciliation of the Company from Australia, where it is presently incorporated, to the United Kingdom, as well as addresses several legacy issues related to the Company’s acquisition in 2012 of Exxaro’s mineral sands business (the “2012 Exxaro transaction”).

Orderly Sale of Exxaro’s 24 percent stake in Tronox

In connection with the 2012 Exxaro transaction, the Company issued approximately 38.5% of its then outstanding voting securities in the form of Class B ordinary shares to Exxaro.  On March 8, 2017, Exxaro announced its intention to begin pursuing a path to monetise its ownership stake in the Company over time.  On October 10, 2017, exercising its right to convert its Class B ordinary shares pursuant to a sale of its ownership interests, Exxaro sold 22,425,000 Class A ordinary shares in an underwritten registered offering.  Pursuant to the Completion Agreement, Exxaro has agreed to sell down its remaining ownership interest in Tronox during 2019 in an orderly manner.

Re-domiciliation of the Company from Australia

Tronox also announced on November 26, 2018 its intent to re-domicile to the United Kingdom (“U.K.”) from Australia (the “Re-domicile Transaction”). Re-domiciling will be effected by “top-hatting” Tronox Limited with a new holding company incorporated under the laws of England called Tronox Holdings PLC. Tronox has submitted a proxy statement to the Australian Securities and Investment Commission ("ASIC") and will be filing the proxy statement with the U.S. Securities and Exchange Commission ("SEC") in the coming weeks. Once the ASIC and SEC have completed their reviews of the proxy statement, Tronox will, in accordance with Australian law, seek permission from an Australian court to hold a shareholder meeting to seek the approval to proceed with the re-domiciling. Each Tronox shareholder will receive one share in the newly incorporated English company in exchange for each share held in the Australian-incorporated Tronox Limited, which shares will be listed on the NYSE.

Pursuant to the terms of the Completion Agreement, Exxaro agreed to vote its Class B ordinary shares in favor of the Re-domicile Transaction.  In addition, the Completion Agreement contains several other provisions that are material with respect to the Re-domicile Transaction, including:

•
The Company has the right to repurchase from Exxaro any Class B ordinary shares (or from the completion date of the Re-domicile Transaction, any of its ordinary shares in the newly formed Tronox U.K. entity) that Exxaro desires to sell.  The purchase price of any such repurchase will be based on market-related prices.

•
One of the Tronox Parties has covenanted to pay Exxaro an amount equal to any South African capital gains tax assessed on Exxaro in respect of any profit arising to it on a disposal of any of its ordinary shares in the newly formed Tronox U.K. entity subsequent to the completion date of the Re-domicile Transaction where such tax would not have been assessed but for the Re-domicile Transaction.  Similarly, Exxaro has covenanted to pay one of the Tronox Parties an amount equal to any South African tax savings Exxaro may realize in certain situations from any tax relief that would not have arisen but for the Re-domicile Transaction (such as losses on a disposal of any of Exxaro’s ordinary shares in the newly formed Tronox U.K. entity subsequent to the completion date of the Re-domicile Transaction).

•
Exxaro has also agreed that it will enter into a new shareholder agreement with the Company conditional upon completion of the Re-domicile Transaction which, among other things, will enable the Company to eliminate the Class B ordinary shares, currently held solely by Exxaro.

Legacy issues related to the 2012 Exxaro transaction

Pursuant to the 2012 Exxaro transaction, Exxaro retained a 26% ownership interest in our two South African subsidiaries related to the mineral sands business to enable the Company to satisfy certain Black Economic Empowerment regulations promulgated by the South African Department of Mineral Resources.   The 2012 Exxaro transaction agreements contemplated that by 2022, Exxaro would sell to Tronox its remaining 26% interests in those two subsidiaries for 7.2 million additional Class B ordinary shares. The Completion Agreement allows Exxaro and Tronox to conclude matters from that transaction in a way that we believe is mutually beneficial to both parties by, among other things, providing Tronox with the option to pay cash consideration for Exxaro’s remaining 26% interests in the two South African subsidiaries in lieu of issuing additional Class B ordinary shares.

The Completion Agreement clarifies certain terms that were unclear in the 2012 Exxaro transaction agreements in respect of the sale of Exxaro’s 26% interest in the two South African subsidiaries related to the mineral sands business, as well as the timing and terms for the buy-out of Exxaro’s ownership interest in one of our UK subsidiaries. Pursuant to the Completion Agreement, the parties agreed to accelerate the disposal of Exxaro’s 26% membership interest in Tronox Sands LLP, a U.K. limited liability partnership (“Tronox Sands”), for consideration of approximately ZAR 2.0 billion (or approximately $145 million) in cash, which represents Exxaro’s indirect share of the loan accounts in the Company’s South African subsidiaries, as of September 30, 2018. Pursuant to the Completion Agreement, upon the later to occur of (i) January 31, 2019, and (ii) the receipt by Exxaro from the Exchange Control Department of the South African Reserve Bank (“SARB”) of its unconditional approval (together, the “Tranche 1 Conditions”), Exxaro shall transfer 50% of its 26% membership interest in Tronox Sands to one of the Tronox Parties in consideration of an amount equal to 13% of the value of the UK Loans (as such term is defined in the Completion Agreement) on such completion date (the “Tranche 1 Completion”). Furthermore, upon the later to occur of (i) April 15, 2019 and (ii) the Tranche 1 Completion having occurred, Exxaro shall transfer its remaining interest in Tronox Sands to the Tronox Purchaser (as such term is defined in the Completion Agreement) in consideration of an amount equal to 13% of the value of the UK Loans on such completion date (the “Tranche 2 Consideration”); provided, however, that Tronox has the option to, and is considering, accelerating payment of the Tranche 2 Consideration upon the satisfaction of the Tranche 1 Conditions.

The foregoing description of the Completion Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Completion Agreement, which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 is a copy of the Company’s press release, dated November 26, 2018, announcing the Completion Agreement, as well as the Company’s intent to initiate a process to re-domicile to the U.K. from Australia that will be effected by “top-hatting” Tronox Limited with a new holding company incorporated under the laws of England.

Such information, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

Statements in this release that are not historical are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are subject to known and unknown risks, uncertainties and assumptions about us, may relate to, but are not limited to, the successful completion of the Re-Domicile Transaction, approval by SARB in a timely manner of the actions set forth in the Completion Agreement, projections of our future financial performance based on our growth strategies and anticipated trends in our business. These statements are only predictions based on our current expectations and projections about future events. There are important factors that could cause our actual results, level of activity, performance or achievements to differ materially from the results, level of activity, performance or achievements expressed or implied by the forward-looking statements. These and other risk factors are discussed in the Company’s filings with the SEC, including those under the heading entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017.

Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for our management to predict all risks and uncertainties, nor can management assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, level of activity, performance or achievements. You should not rely upon forward-looking statements as predictions of future events. Unless otherwise required by applicable laws, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information or future developments.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1*	Completion Agreement, dated as of November 26, 2018, by and among Tronox Limited, the other Tronox Parties named therein and Exxaro Resources Limited

99.1	Press Release dated November 26, 2018

* This filing excludes schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K, which the registrant agrees to furnish supplementally to the SEC upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2018

TRONOX LIMITED

By:	/s/ Jeffrey N. Neuman
	Name:	Jeffrey N. Neuman
	Title:	Senior Vice President, General Counsel and Secretary